CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated May 26, 1995 on the financial statements of ConQuest Software, Inc. as of and for the year ended December 31, 1994 (which contains an explanatory paragraph relating to ConQuest Software, Inc.'s ability to continue as a going concern as described in Note 1 to the financial statements) included in Excalibur Technologies Corporation's Current Report on Form 8-K dated November 9, 1995 and to all references to our Firm included in this Registration Statement.


                                    ARTHUR ANDERSEN LLP


Washington, D.C.
  March 6, 1996



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